Exhibit 10.1

AGREEMENT TO AMEND SENIOR SECURED CONVERTIBLE DEBENTURE MATURING MAY 9, 2018 IN THE ORIGINAL PRINCIPAL AMOUNT OF $[______]

This Agreement is made as of December 13, 2017, and shall amend that certain Secured Convertible Debenture dated May [__], 2017 in the principal amount of $[______] issued by Advanced Medical Isotope Corporation, a Delaware corporation (the Company”) to [_________] (the “Holder”) (the “Note”).

For and in consideration for the issuance to the Holder of shares of [______] Series A Convertible Preferred Stock (equal to the same amount of Series A issued pro-rata for the note balance under the May 2017 Debenture Purchase Agreement), the Holder hereby agrees that Section 4(b)(i) of the Secured Convertible Debenture shall be amended as follows:  The conversion price in effect “on any Conversion Date after December 15, 2017” shall be changed to read “on any Conversion Date after April 15, 2018”.

This Agreement shall become effective upon receipt of no less than 90% percent of the outstanding Secured Convertible Debentures by December 15, 2017.

All the other terms and conditions of the Debenture and the Debenture Purchase Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first written above.

ADVANCED MEDICAL ISOTOPE CORPORATION

   By: _______________________________

Name: Mike Korenko

Title:   Chief Executive Officer

[Name of Holder]

___________________________________

Signature

___________________________________

Printed name